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                                                                     Exhibit 5.1

August 26, 2002

Charming Shoppes, Inc.
450 Winks Lane
Bensalem, PA  19020

RE:      Registration Statement on Form S-3


Ladies and Gentlemen:

     We have acted as counsel to Charming Shoppes, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-3 (the "Registration Statement"), relating to the public offering from time to time of (i) $150,000,000 aggregate principal amount of the Company's 4.75% Senior Convertible Notes Due 2012 (the "Notes") issued pursuant to an Indenture dated as of May 28, 2002 (the "Indenture"), between the Company and Wachovia Bank, National Association, as Trustee, and (ii) the shares of Common Stock, par value $0.10 per share, of the Company that are issuable upon conversion of the Notes (the "Conversion Shares").

     For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation and Bylaws of the Company, each as amended to date, the Indenture, certain resolutions adopted by the Company's Board of Directors and such other agreements, instruments, documents and records relating to the Company, the Notes and the Conversion Shares as we have deemed appropriate. In all cases, we have assumed the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all records and other information made available to us by the Company.

     Based upon the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that:

     1. The Notes have been legally issued and constitute valid and binding obligations of the Company; and

     2. The Conversion Shares, when and if delivered upon the due conversion of the Notes in accordance with the Indenture and the terms of the Notes, will, when so issued, have been legally issued, fully paid and non-assessable by the Company.

     We express no opinion concerning the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania.

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Charming Shoppes, Inc.
August 26, 2002
Page 2


     We express no opinion as to the effect of bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect affecting the enforcement of creditors' rights and remedies (including those relating to fraudulent conveyances and transfers).

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving this consent we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.



                                                  Sincerely yours,

                                                  /s/ Drinker Biddle & Reath LLP
                                                  ------------------------------
                                                      DRINKER BIDDLE & REATH LLP